UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 26, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entering into a Material Definitive Agreement

On May 26, 2016, RiceBran Technologies (“Company”) and Organic by Nature, Inc., a California corporation (“Organic By Nature”), entered into that certain Purchase and Right of First Production or Exclusivity Agreement, effective as of May 24, 2016 (“Agreement”), which provides for the purchase by Organic By Nature of the Company’s Organic RiSolubles® and further provides Organic By Nature with certain rights of first production and exclusivity so long as Organic By Nature meets certain minimum purchase requirements with respect to the purchase of Organic RiSolubles®. The initial term of the agreement is forty two months.

Pursuant to the Agreement, Organic By Nature has agreed to purchase certain minimum monthly quantities of Organic RiSolubles®, and the Company has agreed to grant Organic By Nature exclusive rights to purchase Organic RiSolubles® if Organic By Nature meets the minimum monthly purchase requirements.  In addition, the Company has agreed to grant Organic By Nature a first priority right to purchase available Organic RiSolubles® from the Company in exchange for a non-refundable payment.  During the term of the Agreement, Organic By Nature has agreed to use its best commercial efforts to develop and market functional food products based on the Company’s Organic RiFiber and will use its best commercial efforts to assist the Company in selling any Organic RiFiber that it is unable to use in its own products.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.		Description
10.1	+	Purchase and Right of First Production or Exclusivity Agreement dated as of May 24, 2016.

+ Confidential treatment requested as to certain portions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 1, 2016	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)